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                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
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                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported) March 21, 1997
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                   CTC Cosmetics Holdings Company, Inc.
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            (Exact name of registrant as specified in its charter)


                                   Delaware
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                (State or other jurisdiction of incorporation)

     033-23884-LA                                        87-0415594
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(Commission File Number)                   (IRS Employer Identification No.)


No. 80 Liu Tuang Road Pudong, Shanghai, China
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:  (852) 2882-5699
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     Exhibit Index is on page __ of the manually executed copy.

                             Page 1 of 4 page

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Item 1.     Change in Control of Registrant.
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Item 2.     Acquisition or Disposition of Assets.
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     On March 21, 1997, CTC Cosmetics Holdings Company, Inc., formerly known as The Westwind Group, Inc., a Delaware corporation (the "Registrant") consummated a transaction, whereby the Registrant acquired all of the issued and outstanding shares of CTC Cosmetics Holding (BVI) Co., Ltd., a British Virgin Islands corporation ("CTC Cosmetics") in exchange for the issuance by the Registrant of 9,000,000 post-split shares of restricted common stock to CTC Cosmetics shareholders pursuant to the Agreement and Plan of Reorganization, as amended (the "Agreement"), dated as of March 21, 1997, by and between the Registrant and CTC Cosmetics (the "Closing").

     The Registrant develops, manufactures and markets skin and hair care products, cosmetics, and cosmetic related chemical ingredients primarily for sale in the People's Republic of China and South East Asia.

     Under the relevant terms of the Agreement, the Registrant undertook a reverse split of its common stock, whereby 1 share of common stock was issued in exchange for 12.93 shares of common stock. Immediately prior to the share exchange, there were approximately 500,000 post-reverse split shares of the Registrant's common stock issued and outstanding. Pursuant to the terms of the Agreement for Divisive Reorganization, which was also executed at the Closing, the Registrant's two existing subsidiaries were spun off from the Company to its majority shareholders in exchange for such majority shareholders' cancellation of a total of 960,912 pre-split shares of common stock of the Registrant. As a result of the acquisition, there are approximately 9,500,000 shares of Common Stock issued and outstanding.

     Upon the Closing, the present officers and directors of the Registrant resigned their respective positions, and were replaced with the designees of CTC Cosmetics. The new officers and directors of the Registrant are: Paul K.W. Tso, Chairman of the Board of Directors and Chief Executive Officer; Mark K.W. Lee, Vice-Chairman of the Board of Directors, President and Secretary; Joanne Leung, Chief Financial Officer; Jack G. Shi, Vice President; Yung Fung Che, director; Corrie C.H. Lee, director; Audrey W. Leung, director.

     The name of each person known to the Registrant to own more than 5% of the securities of the Registrant, entities issued shares pursuant to the Agreement, the current directors and executive officers of the Registrant and the percentage of the total issued and outstanding Common Stock (the only voting securities) of the Registrant owned by such persons is as follows:



                               Amount of
Name and                       Beneficial        Percent of
Address                        Ownership(1)        Class
------------                ---------------     -----------
Common Stock

Paul K.W. Tso(2)               5,127,300           53.97%
Chairman of the Board
of Directors and Chief
Executive Officer

Mark K.W. Lee(2)               1,397,700           14.71%
Vice-Chairman,  President
and Secretary

Audrey W. Leung(2)               695,700            7.32%
Director

                                      2


Yung Fung Che(2)
Director                         685,700            7.32%

Corrie C.H. Lee(2)             1,083,600           11.41%
Director

All Directors and Officers
as a Group                     9,000,000           94.74%
(5 persons)

(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(2)     The address of this person  is No. 80 Liu Tuang Road Pudong,
Shanghai, China.


Item 7.     Financial Statements, Pro Forma Financial Information and
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            Exhibits.
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     (a)(b)     The required financial statements and pro forma financial
information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated thereunder within 75 days of the date of the event reported herein.

     (c)     Exhibits

             2.     Agreement and Plan of Reorganization

                    2.1. Agreement and Plan of Reorganization dated as of March 21, 1997, between the Registrant and CTC Cosmetics Holding (BVI) Co., Ltd.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 1, 1997           CTC Cosmetics Holdings Company, Inc.



                                By: /s/ Paul K.W. Tso
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                                   Paul K.W. Tso
                                   Chairman of the Board of Directors
                                     and Chief Executive Officer

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